Exhibit 10.1

Equity Transfer Agreement

The Agreement is jointly entered into by and between following parties on August 26, 2014 in Taining County:

Party A: Management Committee of Fujian Taining Golden Lake Tourism Economic Development Zone

Party B: Fujian Taining Golden Lake Tourism Economic Development Industrial Co., Ltd.

Party C: Fujian Jintai Tourism Industrial Development Co., Ltd.

Party D: Hong Kong Yida International Investment Co., Ltd.

Whereas:

1. As a legal person of public institution lawfully formed and validly existing under the laws of the PRC, Party A is affiliated with Taining County Government, exercises relevant administrative management functions of landscape and famous scenery in Taining and is the management institution of landscape and famous scenery in the scenic spot in the place of Fujian Taining Golden Lake Tourist Project.

2. As a wholly state-owned company lawfully established and validly existing and Party A’s wholly owned subsidiary, Party B is responsible for implementation of specific operation and management on the project scenic spot in accordance with the authorization of Party A.

3. Party C is a wholly foreign-owned company lawfully established and validly existing. Party C is a project company established by Party D for Party A and Party B to develop cooperation on Fujian Taining Golden Lake Tourist Project, with the establishment date being Oct. 29, 2001.

4. Party D is a company lawfully established and validly existing in Hong Kong in accordance with the laws of Hong Kong as well as the investor who cooperates with Party A and Party B on Fujian Taining Golden Lake Tourist Project in order to respond to the policies for inviting outside investment issued by Taining County Government, who has owned 100% of shares of the project company of Party C.

5. In order to implement project cooperation, Party A and Party B and Party C invested by Party D jointly entered into Licensing Contract of Fujian Taijing Golden Lake Tourist Project (hereinafter referred to as “Licensing Contract”) on Oct. 30, 2001. Party A and Party B jointly grant the business license of the four scenic sports such as Golden Lake and Shangqingxi and Bamboo Tourist Garden project to the project company of Party C.

6. During project cooperation process, Party A, Party B, Party C and Party D have considerable differences on such aspects as the development and operation idea of tourist industry, planning and construction of scenic spot and project operation. After consulting with the parties, each party agrees early termination of project cooperation.

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Therefore, Party A, Party B, Party C and Party D, through friendly consultation, reach the following agreement on early termination of management right licensing cooperation of “Fujian Taining Golden Lake Tourist Project” (hereinafter referred to as “the project cooperation” in accordance with relevant laws and regulations such as Contract Laws of the People’s Republic of China and shall abide by:

I. Early termination of the project cooperation

1. Early termination of the project cooperation hereunder refers to early termination of cooperation behavior on Fujian Taining Golden Lake Tourist Project by Party A, Party B and Party D through consultation. In order to early terminate the project cooperation and take back the licensing of management right of the project scenic spot, Party A and Party B can pay equity transfer price to Party D.

2. Each party hereto jointly agree to terminate the project cooperation in advance via equity transfer, which means that 100% of shares of Party C held by Party D are transferred to Party B. After completion of equity transfer, Party A and Party B will take back the licensed management right of the project scenic spot and Party C will be changed from a wholly foreign-owned company into a domestic state-owned company and enjoys the licensed management right of the scenic sport continuously. Party D will terminate the project cooperation in advance upon receipt of equity transfer price; after completion of equity transfer, Party D will no longer enjoy and bear corresponding shareholder’s rights and obligations for the transferred equity; Party B will start to have and assume corresponding shareholder’s rights and obligations for the transferred equity.

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II. Equity transfer price and mode of payment

1. Total equity transfer price is RMB 228,801,359.

2. Where Party B agrees to reserve principal and interest of original debts (such as the bank loan and other debts) of Party C and agrees that the same will be paid off by Party C after equity transfer, Party B can directly deduct relevant amounts at the time of paying the equity transfer price.

3. Mode of payment of equity transfer price is shown as follows:

Party B shall pay 90% of the equity transfer price to Party D within one month after the signing date of the Equity Transfer Agreement; Party B shall pay the balance of the equity transfer price within the three months after the signing date of the Equity Transfer Agreement.

III. Disposal of claims and debts

1. Before completion of handover of Party C’s assets and materials by Party B and Party D, all other ledger assets, claims and liabilities of Party C shall be assessed and borne by Party D and all rights, obligations, responsibilities and risk are unrelated to Party A and Party B so as to ensure that when Party D hands over assets to Party B, Party C’s financial statement includes no other claims and liabilities except for the claims and liabilities to be reserved under the approval of Party B.

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2. Before handover of Party C’s assets, except for Party C’s liabilities to be reserved under approval of Party B, other liabilities of Party C shall be handled by Party D independently; otherwise, Party D shall bear the liability of satisfaction or compensation, including but not limited to various actual expenses such as legal cost, maintenance cost, travelling expense and counsel fee.

IV. Personnel placement for early termination of the project cooperation via equity transfer

1. After early termination of the project cooperation, Party A and Party B agree that the current operation and management team of Party C will remain unchanged in principal so as to ensure normal operation and management of the scenic spot; meanwhile, the current internal management system and experience of Party C can be effectively used and utilized.

2. Party D will, at its own discretion, be responsible for personnel placement for relevant middle and senior managers assigned by Party D for Party C.

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3. Party D is responsible for personnel placement for partial employees of Party C who are unwilling to stay in office due to equity transfer.

V. Each party’s rights and obligations

1. Each party of the Agreement shall have the right to terminate the project cooperation in advance based on the agreement hereunder.

2. After early termination of project cooperation, Party B shall have the right to accept 100% of equities of Party C held by Party D as agreed, receive relevant assets and materials of Party C and exercises the shareholder’s rights according to the law.

3. After early termination of project cooperation, Party D shall be entitled to collect the equity transfer price in accordance with the agreement hereunder and shall have the obligation to transfer 100% of equities of Party C held by itself to Party B as required; Party D shall have the obligation to maintain Party C’s capacity of continuous operation before delivery of transferred equities, complete assets and stable personnel placement; Party C and Party D shall have the obligation to handle relevant claims and liabilities in accordance with the agreement hereunder and deliver Party C’s relevant assets and materials to Party B for supervision and management; Party B shall have the right to exercise the shareholder’s right to Party C according to the law.

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VI. Representation and commitment

1. Either party hereto makes a representation and commitment to other parties that:

(1) As the legal entity lawfully established and validly existing, it shall have the right to enter into the Agreement and shall have the right to independently enjoy the civil rights and assume the civil obligations according to the law.

(2) It will take every necessary measure to obtain the approval of relevant administrative authority for the Agreement according to the law and ensure that the Agreement can be implemented smoothly.

(3) Provide necessary assistance for approval procedures and registration procedures that may be required for other parties to perform the Agreement, including but not limited to providing relevant documents and materials.

2. Party A and Party B jointly make a representation and commitment to Party C and Party D that:

(1) They will actively perform and complete corresponding approval procedures so as to ensure that the Agreement can be implemented smoothly;

(2) They will pay the equity transfer price within the specified period in accordance with the agreement hereunder;

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3. Party C and Party D jointly make a representation and commitment to Party A and Party B that:

(1) They will actively perform and complete corresponding approval procedures so as to ensure that the Agreement can be implemented smoothly;

(2) They will handle relevant claims and liabilities in a timely manner in accordance with the agreement hereunder so as to ensure that Party C’s claims and liabilities are clear at the time of equity delivery and are free from any other contingent liabilities.

4. Party D makes a special representation and commitment to Party A and Party B that:

(1) The 100% of equities of Party C held by Party D to be transferred to Party B is the legal asset of Party D and Party D shall enjoy the right of full possession, use, income and disposal and shall have the right and disposing capacity to transfer the equity to Party B in its own name.

(2) As the only shareholder of Party C, Party D has fully paid the registered capital in accordance with the laws and provisions of Party C’s Articles of Association, with any default of payment or surreptitious withdrawal of registered capital.

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VII. Liability for breach

1. Any party’s violation of any obligation, representation, commitment and warranty specified hereunder shall be deemed as a breach.

2. Each party hereto shall strictly abide by and properly perform the provisions hereunder; otherwise, it shall be deemed as a breach and shall bear corresponding liability for breach according to the law.

3. Where any party hereto violates the agreement hereunder, other parties shall have the right to require it taking corrective measure and sufficient remedial measure to continuously perform various obligations as specified hereunder. Each party shall have the right to perform and to defense of simultaneous performance in accordance with the laws.

4. Each party’s violation of any obligation hereunder shall be deemed as a breach, and the observant party shall have the right to require the default party to take remedial and corrective measure within 10 days; where the default party fails to take remedial and corrective measure within specified period, the observant party shall have the right to claim for liquidated damages from the default party.

VIII. Miscellaneous

1. The execution, effectiveness, interpretation, performance and disputes of the Agreement shall be applicable to the laws of the People’s Republic of China.

2. In case of any dispute arising out of or in connection with the Agreement, each party shall settle the dispute through friendly consultation. Where disputes cannot be settled within 30 days through consultation after occurrence, either party can submit the dispute to the people’s court with jurisdiction in the signing place of the Agreement via litigation.

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3. The Agreement is made in decuplicate, with Party A, Party B, Party C and Party D holding one copy respectively; the remaining copies shall be used for relevant administrative approval, which shall have the same legal force.

(There is not text)

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(There is not text and this page is the signature page of Equity Transfer Agreement).

Party A: Management Committee of Fujian Taining Golden Lake Tourism Economic Development Zone (seal and signature)

Legal representative of authorized representative:

Party B: Fujian Taining Golden Lake Tourism Economic Development Industrial Co., Ltd. (seal and signature)

Legal representative of authorized representative:

Party C: Fujian Jintai Tourism Industrial Development Co., Ltd. (seal and signature)

Legal representative of authorized representative:

Party D: Hong Kong Yida International Investment Co., Ltd. (seal and signature)

Legal representative of authorized representative:

August 26, 2014

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